Exhibit 10.1

Note and Warrant Purchase Agreement

This NOTE AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is made as of the 6th day of March, 2023 (the “Effective Date”) by and among PARTS iD, Inc., a Delaware corporation (the “Company”), and each of the purchasers listed on Exhibit A attached hereto (collectively, the “Purchasers”, and individually, a “Purchaser”). As used herein, the term “Requisite Purchasers” shall mean Purchasers holding more than fifty percent (50%) of the aggregate outstanding principal amount of the Notes issued pursuant to this Agreement. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Notes (as defined below).

RECITALS

A. Subject to the terms of this Agreement, the Purchasers desire to advance loans (the “Loans”) to the Company and the Company desires to borrow from the Purchasers up to an aggregate principal amount of Ten Million Dollars ($10,000,000.00) (the “Aggregate Cap”), evidenced by one or more junior secured convertible promissory notes, the form of which is attached hereto as Exhibit B (the “Notes”). The Notes may be converted into shares of the Company’s capital stock as provided for in the Notes.

B. In consideration for the Loans, the Company believes it is in the best interest to issue warrants to the Purchasers in the form attached hereto as Exhibit C (the “Warrants”) to purchase up to an aggregate amount of 2,000,000 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), subject to the terms and conditions set forth in the Warrants.

The parties hereby agree as follows:

1. Amount and Terms of the Notes and Warrants.

1.1 The Notes. At the Initial Closing (as defined below), with respect to each Purchaser, (i) the Purchaser will deliver to the Company wire transfer funds in the amount of the sum of such Purchaser’s applicable Loan Amount; and (ii) the Company shall issue and deliver to the Purchaser a Note in favor of the Purchaser in the principal amount of such Purchaser’s applicable Loan Amount and a Warrant to purchase up to the Purchaser’s applicable shares of Common Stock as set forth on Exhibit A attached hereto.

1.2 The Warrants. In consideration for the purchase by the Purchasers of the Notes, the Company will issue to each Purchaser a Warrant to purchase up to such Purchaser’s applicable shares of Common Stock, subject to the terms and conditions set forth in the Warrants.

2. Closings.

2.1 Initial Closing. The initial closing of the purchase and sale of the Notes and the Warrants (the “Initial Closing”) shall be held on the Effective Date or at such other time as the Company and the Purchaser have mutually agreed upon (the “Closing Date”).

2.2 Additional Closings. Until 11:59 P.M. EST on April 5, 2023, the Company may, without obtaining the signature, consent or permission of any of the Purchasers, at one or more additional closings (each, an “Additional Closing” and together with the Initial Closing, the “Closings”), offer and sell to other purchasers or the Purchasers who participated in the Initial Closing (collectively, the “New Purchasers”), Notes in an aggregate principal amount not to exceed (together with all previously issued Notes) the Aggregate Cap, pursuant to the terms and conditions set forth in this Agreement.

2.3 Amendments upon Additional Closings. The Company and the New Purchasers purchasing Notes at each Additional Closing will execute counterpart signature pages to this Agreement (to the extent not already executed in connection with the Initial Closing) and such New Purchasers will, upon delivery to the Company of such signature pages, become parties to, and bound by, this Agreement to the same extent as if they had been Purchasers in the Initial Closing, except with respect to the calculation of interest on their Notes, which instead will be calculated from the date of such Additional Closing. The addition of New Purchasers from any Additional Closings shall not be deemed an amendment of this Agreement.

2.4 Status of Purchasers after Additional Closings. Upon the completion of each Additional Closing as provided in this Section 2, each New Purchaser will be deemed to be a “Purchaser” for all purposes of this Agreement.

3. Representations, Warranties and Covenants of the Company.

The Company hereby represents and warrants to each Purchaser that the following representations and warranties are true and complete as of the Effective Date and the Closing Date, except as otherwise indicated:

3.1 Organization; Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property or results of operations of the Company.

3.2 Capitalization.

(a) As of September 30, 2022, the authorized capital of the Company consists of:

(i) 110,000,000 shares of common stock, $0.0001 par value per share, including 100,000,000 shares of Class A common stock and 10,000,000 shares of Class F common stock, with 34,114,449 shares of Class A common stock and no shares of Class F common stock issued and outstanding immediately prior to the Effective Date. All of the outstanding shares of common stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. The Company holds no common stock in its treasury; and

(ii) 1,000,000 shares of preferred stock, $0.0001 par value per share, none of which are outstanding immediately prior to the Effective Date.

(b) As of immediately prior to the Effective Date, the Company has reserved:

(i) 3,963,603 shares of Common Stock for future issuance to officers, directors, employees, consultants and advisors of the Company pursuant to its 2020 Equity Incentive Plan duly adopted by the board of directors (the “Board of Directors”) and approved by the Company’s stockholders; and

(ii) 2,043,582 shares of Common Stock for future issuance to officers and employees of the Company pursuant to its 2020 Employee Stock Purchase Plan duly adopted by the Board of Directors and approved by the Company’s stockholders.

3.3 Subsidiaries. Except as set forth on Schedule 3.3 attached hereto, the Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

3.4 Corporate Power. The Company has all requisite corporate power to execute and deliver this Agreement, the Note, the Warrant and any other document provided for herein or by any of the foregoing (collectively, as the same may from to time be amended, modified, supplemented or restated, the “Loan Documents”) and to carry out and perform its obligations under the terms of the Loan Documents.

3.5 Authorization. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of the Loan Documents by the Company and the performance of the Company’s obligations thereunder, including the authorization for the issuance and delivery of the Notes, the reservation of the equity securities issuable upon conversion of the Notes (the “Conversion Shares”) and the reservation of the equity securities issuable upon exercise of the Warrants, if any, (the “Shares”), has been taken or will be taken prior to the issuance of such equity securities. The Loan Documents, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to equitable principles, bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. The Shares, when issued in compliance with the provisions of this Agreement and the Warrants, will be validly issued, fully paid and nonassessable and free of any liens or encumbrances. The issuance of the Notes (and the underlying securities) pursuant to the provisions of this Agreement will not give rise to any preemptive rights or rights of first refusal granted by the Company, and the Notes (and the underlying securities) will be issued in compliance with all applicable federal and state securities laws, and will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the holders through no action of the Company; provided, however, that the Notes may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time the transfer is proposed.

3.6 Offering. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4 hereof, the offer, issue, and sale of the Notes is and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”), and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

3.7 Compliance with Other Instruments. Neither the authorization, execution and delivery of this Agreement, nor the issuance and delivery of the Note will constitute or result in a default or violation of (a) any law or regulation applicable to the Company, (b) any term or provision of the Company’s certificate of incorporation or bylaws, as each may be amended and/or restated from time to time, or (c) any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than, with respect to clauses (a) and (c), such violations that would not individually or in the aggregate have a material adverse effect on the Company. The execution, delivery and performance of the Loan Documents, and the consummation of the transactions contemplated by the Loan Documents, will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

3.8 Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Notes, the Shares and the Conversion Shares or the consummation of any other transaction contemplated hereby shall have been obtained and will be effective at such time as required by such governmental authority, except for filings pursuant to applicable state and federal securities laws, which have been made or will be made in a timely manner.

3.9 Compliance with Laws. The operations of the Company have been conducted in material compliance with all applicable laws, including, without limitation, all applicable laws promulgated by any governmental authority of competent jurisdiction. The Company has not received written notice of any violation (or of any investigation, inspection, audit, or other proceeding by any governmental authority involving allegations of any material violation) of any applicable law, and to the knowledge of the Company, no investigation, inspection, audit, or other proceeding by any governmental authority involving allegations of any violation of any applicable law has been threatened.

3.10 Litigation. Except as set forth on Schedule 3.10, (A) there is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Company’s knowledge, currently threatened (i) against the Company or any officer or director of the Company, or (ii) to the Company’s knowledge, that questions the validity of this Agreement, the Notes, the Warrants or the Loan Documents or the right of the Company to enter into them, or to consummate the transactions contemplated by this Agreement, the Notes, the Warrants or the Loan Documents, or (iii) to the Company’s knowledge, that would reasonably be expected to have, either individually or in the aggregate, a material adverse effect on the Company; (B) neither the Company nor, to the Company’s knowledge, any of its officers or directors is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers or directors, such as would affect the Company); and (C) there is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

3.11 Intellectual Property. Except as set forth on Schedule 3.11, (i) the Company (A) solely and exclusively owns, free and clear of all liens or encumbrances, all right, title and interest in and to any and all trademarks, service marks, domain names, inventions, know how, patents, copyrights, works of authorship, trade secrets, confidential information, software, and other intellectual property (collectively, “Intellectual Property”) that the Company purports to own (collectively, “Owned IP”) and (A) owns or has a valid license to use, sell, or license, as the case may be, all other Intellectual Property and information technology rights, systems, and assets (collectively, “IT Systems”) used in or necessary to conduct its business as currently conducted and proposed to be conducted and none of the foregoing will be adversely impacted by the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby; (ii) the Company and the conduct of the Company’s business (including its products and services) did not and do not infringe, misappropriate, or otherwise violate the Intellectual Property rights of any third party nor constitute unfair competition or trade practices and the Company has not received any written notices (including offers to license) and there are no claims, actions or proceedings pending (or to the knowledge of the Company, threatened), in each case, alleging any of the foregoing or contesting the ownership, use, validity, or enforceability of any Owned IP; (iv) to the knowledge of the Company, no third party has infringed, misappropriated or otherwise violated any Owned IP; (v) the Company takes reasonable steps to maintain, police and protect all Owned IP and the confidentiality of all of its IT Systems and its confidential information and trade secrets, all of which have been maintained in confidence and have not been disclosed other than pursuant to written non-disclosure and confidentiality agreements; and (iv) all source code for any proprietary Company software is in the Company’s sole possession and maintained as strictly confidential.

3.12 Compliance with Rules of Trading Market.

(a) Exchange Cap. Subject to Section 3.12(b) below and the applicable rules of the NYSE American (the “Principal Trading Market”), the Company shall not issue any Shares or Conversion Shares to the Purchaser if, to the extent that after giving effect thereto, the aggregate number of shares of Common Stock that would be issued pursuant to this Agreement and the transactions contemplated hereby would exceed 6,961,712 (such number of shares equal to 19.99% of the number of shares of Common Stock issued and outstanding immediately prior to the date of this Agreement), which number of shares shall be reduced, on a share-for-share basis, by the number of shares of Common Stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by this Agreement under applicable rules of the Principal Trading Market (such maximum number of shares, the “Exchange Cap“ and such limitation on the Company’s issuance of shares to the Purchaser, the “Exchange Cap Limitation”).

(b) Shareholder Approval. In the event the Company is prohibited from issuing any shares of Common Stock pursuant to Section 3.12(a) above (an “Exchange Cap Share Failure”), then the Company shall, as soon as practicable after the date of occurrence of such Exchange Cap Share Failure, but in no event later than ninety (90) days thereafter, the Company shall hold a meeting of its stockholders to seek the Shareholder Approval. In connection with such meeting and any subsequent stockholder meetings, the Company shall provide each stockholder with a proxy statement in compliance with applicable Securities and Exchange Commission (the “SEC”) rules and regulations and shall use commercially reasonable efforts to solicit the approval of its stockholders of the Shareholder Approval and to cause its Board of Directors to recommend to the stockholders that they approve such proposal. If, despite the Company’s efforts, the Shareholder Approval is not obtained at the first stockholder meeting, the Company shall cause an additional stockholder meeting to be held semi-annually thereafter to seek Shareholder Approval until the earlier of (i) the date such Shareholder Approval is obtained and (ii) the date on which none of the Notes are outstanding. For the avoidance of doubt, if the Company is required to and fails to obtain Shareholder Approval, the Exchange Cap shall be applicable for all purposes of this Agreement and the transactions contemplated hereby at all times during the term of this Agreement. For purposes of this Agreement, “Shareholder Approval” means such approval as may be required by the applicable rules and regulations of the Principal Trading Market (or any successor entity) from the shareholders of the Company with respect to the transactions contemplated by the Loan Documents, including (a) the issuance of all of the Conversion Shares or Shares in excess of 19.99% of the issued and outstanding Common Stock on the Closing Date and (b) any subsequent issuance(s) of the Shares of Conversion Shares in excess of 19.99% of the issued and outstanding Common Stock as a consequence of any corporate action including the implementation of a reverse stock split.

(c) The Company shall not issue any Conversion Shares pursuant to this Agreement and the transactions contemplated hereby if such issuance would reasonably be expected to result in (A) violation of the Securities Act or (B) breach of the rules of the Principal Trading Market. The provisions of this Section 3.12 shall be implemented in a manner otherwise than in strict conformity with the terms of this Section 3.12 only if necessary to ensure compliance with the Securities Act and the applicable rules of the Trading Market. The limitations contained in this Section 3.12 may not be waived by the Company or the Purchaser.

4. Representations and Warranties of the Purchasers.

Each Purchaser hereby represents and warrants to, and agrees with, the Company, severally and not jointly, that the following is true and complete as of the Effective Date and the Closing Date:

4.1 Purchase for Own Account. Each Purchaser understands that the Notes, the Warrants, the Conversion Shares and the Shares (collectively, the “Securities”), have not been registered under the Securities Act on the basis that no distribution or public offering of the stock of the Company is to be effected. Each Purchaser realizes that the basis for the exemption may not be present if, notwithstanding its representations, each Purchaser has a present intention of acquiring the Securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the Securities. Each Purchaser represents that it is acquiring the Securities solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

4.2 Information and Sophistication. Without lessening or obviating the representations and warranties of the Company set forth in Section 3, each Purchaser hereby: (i) acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Securities, (ii) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given to each Purchaser and (iii) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

4.3 Ability to Bear Economic Risk. Each Purchaser acknowledges that investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

4.4 Rule 144. Each Purchaser is aware that none of the Securities may be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. The Purchaser is aware that the conditions for resale set forth in Rule 144 have not been satisfied as of the Effective Date.

4.5 Accredited Investor Status. Each Purchaser is an “Accredited Investor” as such term is defined in Rule 501 under the Securities Act.

4.6 Further Limitations on Disposition. Without in any way limiting the representations set forth above, each Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until:

(a) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(b) Such Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, such Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act or any applicable state securities laws.

(c) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Purchaser to (i) any shareholder, partner, retired partner, member or former member of such Purchaser for no additional consideration, (ii) any affiliate, including affiliated funds, for no additional consideration or (iii) transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were the Purchaser hereunder.

5. Events of Default; Remedies.

5.1 Events of Default. Each of the following shall constitute an event of default (each, an “Event of Default”) under this Agreement and the other Loan Documents:

(a) The Company shall fail to pay (i) when due any principal or interest payment on the due date hereunder or (ii) any other payment required under the terms of the Notes or any other Loan Documents on the date due and such payment shall not have been made within five (5) days of the Company’s receipt of a Purchaser’s written notice to the Company of such failure to pay;

(b) Any representation or warranty made by the Company in any of the Loan Documents shall prove, when given, to be false or misleading in any material respect;

(c) The Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained in the Loan Documents (other than those specified in Section 5.1(a)) and (i) such failure shall continue for 15 days, or (ii) if such failure is not curable within such 15-day period, but is reasonably capable of cure within 30 days, either (A) such failure shall continue for 30 days or (B) the Company shall not have commenced a cure in a manner reasonably satisfactory to the applicable Purchaser within the initial 15-day period;

(d) The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any general assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing;

(e) An involuntary petition is filed against the Company (unless such petition is dismissed or discharged within thirty (30) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company; or

(f) The Company’s stockholders or Board of Directors affirmatively vote to liquidate, dissolve, or wind up the Company or the Company otherwise ceases to carry on its ongoing business operations.

5.2 Remedies. Upon the occurrence of any Event of Default and while it is continuing, all unpaid principal on the Notes, accrued and unpaid interest thereon and all other amounts owing under any of the Loan Documents shall, at the option of the applicable Purchaser, and, upon the occurrence of any Event of Default pursuant to Section 5.1(d), (e) or (f) above, automatically, be immediately due, payable and collectible by the applicable Purchaser pursuant to applicable law. In the event of any Event of Default, the Company shall pay all reasonable attorneys’ fees and costs incurred by such Purchaser in enforcing its rights under the Notes and the other Loan Documents and collecting any amounts due and payable under the Notes. No right or remedy conferred upon or reserved to the Purchasers under this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now and hereafter existing under applicable law.

6. Conditions to Closing.

6.1 Conditions to Purchasers’ Obligations at the Closing. The obligations of each Purchaser under the Loan Documents are subject to the fulfillment on or before each Closing of each of the following conditions, which may be waived in writing by the Requisite Purchasers:

(a) Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true in all material respects on and as of each Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

(b) Performance. The Company shall have performed and complied in all material respects with all agreements, obligations, and conditions contained in the Loan Documents that are required to be performed or complied with by it on or before each Closing.

(c) Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Note, the Warrant, the Conversion Shares and the Shares shall be duly obtained and effective as of each Closing.

(d) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at each Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser’s counsel, which shall have received all such counterpart original and certified copies of such documents as it may reasonably request.

(e) Loan Documents. The Company shall have duly executed and delivered to the Purchasers the following documents:

(i) This Agreement; and

(ii) Each Note and Warrant issued hereunder.

6.2 Conditions to Obligations of the Company. The obligations of the Company under the Loan Documents are subject to the fulfillment on or before each Closing of each of the following conditions, which may be waived in writing by the Company:

(a) Representations and Warranties. The representations and warranties made by the Purchasers in Section 4 shall be true on and as of each Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

(b) Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Notes, the Warrants, the Conversion Shares and the Shares shall be duly obtained and effective as of each Closing.

(c) Purchase Price. Each Purchaser shall have delivered to the Company their respective Loan Amount (as set forth on Exhibit A attached hereto) in respect of the Notes and the Warrants.

7. Miscellaneous.

7.1 Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2 Governing Law. The terms of this Agreement shall be construed in accordance with the laws of the State of Delaware, as applied to contracts entered into by Delaware residents within the State of Delaware, and to be performed entirely within the State of Delaware.

7.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.5 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt or (d) when transmitted by facsimile or electronic mail and receipt is acknowledged during normal business hours, and if not, the next business day after transmission.

7.6 Amendment; Modification; Waiver. No amendment, modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Requisite Purchasers. Any amendment or waiver effected in accordance with this Section 7.6 shall be binding upon each Purchaser and/or holder of any Notes at the time outstanding, each future holder of such securities, and the Company.

7.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.8 Entire Agreement. This Agreement, the Exhibits hereto, and the Loan Documents constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

7.9 Finder’s Fee. The Purchasers shall not be obligated for any finder’s fee in connection with this transaction.

7.10 Expenses. The Company and the Purchasers shall pay their own costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Note and Warrant Purchase Agreement as of the day and year first written above.

COMPANY:

PARTS ID, INC.

By:	/s/ John Pendleton
Name:	John Pendleton
Title:	Interim Chief Executive Officer, Executive Vice President, Corporate & Legal Affairs

PURCHASERS:

2642186 ONTARIO INC.

By:	/s/ Matthew Kurtin
Name:	Matthew Kurtin
Title:	Authorized Signatory

LIMESTONE DEVELOPMENT CORPORATION

By:	/s/ Morris Kansun
Name:	Morris Kansun
Title:	Director

By:	/s/ Lev Peker
Name:	Lev Peker

By:	/s/ Edwin J. Rigaud
Name:	Edwin J. Rigaud

SCHEDULE 3.3

PARTS iD, LLC, a Delaware limited liability company

SCHEDULE 3.10

The information described under the heading “Legal Matters” in Note 5 to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 14, 2022, is incorporated herein by reference.

The information described in in Note 6 – Commitments and Contingencies to the Company’s Condensed Consolidated Financial Statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the SEC on November 9, 2022, is incorporated herein by reference.

SCHEDULE 3.11

Pursuant to the terms of (i) the Loan and Security Agreement, dated as of October 21, 2022, by and among the Company, its subsidiaries, JGB Collateral, LLC, a Delaware limited liability company (the “Agent”) and certain lenders party thereto (the “Lenders”), as amended by that certain Amendment to Loan and Security Agreement, dated as of February 22, 2023 (the “Loan and Security Agreement”), and (ii) the Amended and Restated Intellectual Property Security Agreement, dated as of February 22, 2203, by and among the Company, the Agent and the Lenders, the Company has granted a senior security interest in all of Company’s right, title, and interest in, to and under all of Company’s property (inclusive of intellectual property), except as set forth below.

The holder of the Permitted Litigation Indebtedness (as defined in the Loan and Security Agreement), if and when outstanding, shall have a senior security interest in the Existing Commercial Tort Claim (as defined in the Loan and Security Agreement).

EXHIBIT A

SCHEDULE OF PURCHASERS

NAME	LOAN AMOUNT	NUMBER OF WARRANTS TO PURCHASE SHARES OF COMMON STOCK
2642186 Ontario Inc.	$2,000,000	400,000
Limestone Development Corporation	$250,000	50,000
Lev Peker	$250,000	50,000
Edwin J. Rigaud	$400,000	80,000

Total	$2,900,000	580,000

EXHIBIT B

FORM OF JUNIOR SECORD

CONVERTIBLE PROMISSORY NOTE

EXHIBIT C

FORM OF WARRANT